POWER OF ATTORNEY
For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and
13G
      Know all by these presents that the undersigned hereby
constitutes and appoints each of Donald P. Fischbach and John D.
Hart signing singly, the undersigneds true and lawful attorney-
in-fact to:
(1)        execute for and on behalf of the undersigned (a) Forms
3, 4 and 5 (including amendments thereto) in
accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder, (b)
Form 144 and (c) Schedules 13D and 13G (including
amendments thereto) in accordance with Sections 13(d)
and 13(g) of the Securities Exchange Act of 1934 and
the rules thereunder;
(2)        do and perform any and all acts for and on behalf of
the undersigned that may be necessary or desirable to
complete and execute any such Form 3, 4 or 5, Form 144
or Schedule 13D or 13G (including amendments thereto)
and timely file such Forms or Schedules with the
Securities and Exchange Commission and any stock
exchange, self-regulatory association or any other
authority; and
(3)        take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of
each such attorney-in-fact, may be of benefit to, in
the best interest of, or legally required of the
undersigned, it being understood that the documents
executed by the attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as the attorney-in-fact may approve in the
attorney-in-facts discretion.
      The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and
thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the
attorney-in-fact, or the attorney-in-facts substitute or
substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-
fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is Continental
Resources, Inc. assuming) any of the undersigneds
responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
      The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless Continental Resources,
Inc. and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing,
acknowledging, delivering or filing Form 3, 4 or 5, Form 144 or
Schedule 13D or 13G (including amendments thereto) and agrees to reimburse Continental Resources, Inc. and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such
loss, claim, damage, liability or action.
      This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file Forms
3, 4 and 5, Form 144 and Schedules 13D and 13G (including
amendments thereto) with respect to the undersigneds holdings of and transactions in securities issued by Continental Resources,
Inc., unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.  This
Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.
      IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of the date written below.

By:  John T. McNabb
Date:  May 25, 2010